Exhibit 10.2

AMENDMENT TO EMPLOYMENT AGREEMENT

This AMENDMENT TO EMPLOYMENT AGREEMENT (“Amendment”) is effective this 27th day of September, 2023 (the “Effective Date”) by and between Brixmor Property Group Inc. (the “Company”) and Brian Finnegan (“Executive”).

WHEREAS, Executive and the Company entered into an Employment Agreement dated December 5, 2014 (the “Employment Agreement”);

WHEREAS, Executive and the Company desire Executive’s continued employment with the Company under certain amended terms and conditions as set forth herein; and

WHEREAS, the parties now desire to further amend the Employment Agreement accordingly.

NOW, THEREFORE, in consideration of the premises above, the parties hereto agree as follows:

1.Section 1 of the Employment Agreement is hereby amended such that the Employment Term (as defined in the Employment Agreement) shall now end on September 30, 2026.

2.Section 2 (a) of the Employment Agreement is hereby deleted in its entirety and replaced with the following:

“(a) During the Employment Term, Executive shall serve as the Company’s Senior Executive Vice President and Chief Operating Officer. In such position, Executive shall report directly to the Chief Executive Officer of the Company and shall have such duties, functions, responsibilities and authority as shall be determined from time to time by the Chief Executive Officer of the Company.”

3.Section 3(a) of the Employment Agreement is hereby amended by inserting the figure $625,000 as the Base Salary.

4.Section 3(b) of the Employment Agreement is hereby amended by inserting the figures 75% (for threshold performance), 100% (for target performance) and 150% (for high performance).

5.A new Section 3(c) shall be inserted into the Employment Agreement as follows:

“(c) Annual Long Term Equity Compensation. Commencing in 2024, Executive shall receive annual equity compensation with a value at target performance levels equal to $1,750,000, which shall be in such form and subject to performance-

based and time-based vesting periods, conditions, timing of grant and other criteria consistent with grants to other senior executives as determined by the Compensation Committee from year to year.”

6.Section 5(d)(i)(B) of the Employment Agreement is hereby amended by deleting the words “from those described in Section 2 hereof” therefrom.

7.Section 6(a)(i) of the Employment Agreement is hereby deleted in its entirety and replaced with the following: “(i) During the Employment Term and, for a period of one year following the date Executive ceases to be employed by the Company (the “Restricted Period”), Executive will not, directly or indirectly, own, manage, operate, control, consult with, be employed by or otherwise provide services to, or participate in the ownership, management, operation or control of any person or entity (“Person”) whose primary and principal business activity is the ownership, management and/or development of neighborhood and community shopping centers in the United States.”

8.Except as otherwise provided herein, all other provisions of the Employment Agreement shall remain in effect.

9.This Amendment and the Employment Agreement (other than as amended above) constitute the entire agreement between the parties on the subject of Executive’s employment with the Company.

10.This Amendment shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles thereof.

11.This Amendment may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment.

BRIXMOR PROPERTY GROUP INC.
/s/ Steven F. Siegel
By: Steven F. Siegel
Title: Executive Vice President, General
Counsel and Secretary

EXECUTIVE

/s/ Brian Finnegan

BRIAN FINNEGAN